                                                                     Exhibit 5.1

                               October 11, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549

                  Re: Water Chef, Inc.
                      REGISTRATION STATEMENT ON FORM SB-2

Ladies and Gentlemen:

      We have acted as counsel to Water Chef, Inc., a Delaware corporation (the
"Company"), in connection with the filing of its registration statement on Form
SB-2 (the "Registration Statement") relating to 16,490,121 shares (the "Shares")
of its common stock, $.001 par value per share (the "Common Stock"), which include 1,250,000 shares issuable pursuant to a settlement agreement, up to
2,521,150 shares issuable upon exercise of warrants (the "Warrants") and up to
12,718,971 shares issuable upon conversion of promissory notes (the "Notes"), as more particularly described in the Registration Statement. This opinion letter is being delivered at the request of the Company and in accordance with the requirements of Item 601(b)(5) of Regulation S-B promulgated under the
Securities Act of 1933, as amended (the "Securities Act").

      We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Registration Statement, the prospectus forming a part thereof (the "Prospectus"), the Certificate of
Incorporation and By-laws, as amended to date, and corporate proceedings of the
Company, and such other documents, instruments and certificates of officers and representatives of the Company and of public officials, and we have made such examination of law, as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

      On the basis of the foregoing and in reliance thereon and subject to the assumptions, qualification and limitations set forth herein, we advise you that in our opinion the shares issuable upon conversion of the Notes are duly authorized and reserved for issuance by the Company upon conversion of the Notes and, when issued upon conversion of the Notes in accordance with the terms of the Notes, will be validly issued, fully paid and nonassessable.

      On the basis of the foregoing and in reliance thereon and subject to the assumptions, qualification and limitations set forth herein, we advise you that in our opinion the shares issuable upon exercise of the Warrants are duly authorized and reserved for issuance by the Company, when issued, and upon payment of the exercise price of the Warrants, will be validly issued, duly paid, and non-assessable.

October 11, 2007

      On the basis of the foregoing and in reliance thereon and subject to the assumptions, qualification and limitations set forth herein, we advise you that in our opinion the shares issued according to the settlement agreement, when issued, will be duly and validly issued fully paid and non-assessable.

      We are members of the Bar of the State of New York. We express no opinion as to the effects of any laws, statutes, regulations or ordinances other than the laws of the State of New York and of the United States of America and the
General Corporation Law of the State of Delaware (the "DGCL"). In rendering our opinion as it relates to the laws of the State of Delaware, we have reviewed the
Constitution of the State of Delaware and the DGCL (but not to the extent affected by other, noncorporate law) and reported judicial decisions in the
State of Delaware under the DGCL.

      This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in fact or law that may hereafter occur.

      We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference made to our firm under the caption
"Legal Matters" in the Prospectus. In giving such consent, we do not thereby concede that our firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

      This opinion is being furnished in connection with the issuance, offer and sale of the Shares and is not to be used, quoted or otherwise referred to for any other purpose without our prior written consent. This opinion does not constitute such prior written consent.

      We advise you that this firm and a member of this firm are stockholders of the Company.

                    Very truly yours,

                    OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP